CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of my report dated March 29, 2006 except for note 9 dated August 15, 2006 relating to the December 31, 2005 financial statements and financial statement schedule for the year, which appears in Neuralstem, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2005. I also consent to the references to me under the heading “Experts” in such Registration Statement.

George Brenner, Certified Public Accountant
Los Angeles, CA
December 6, 2007